EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to their beneficial ownership of any shares of Common Stock, $0.05 par value per share, of Cubic Energy, Inc., a Texas corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 15th day of October, 2013.

ANCHORAGE ADVISORS MANAGEMENT, L.L.C.

By:	/s/ Kevin M. Ulrich
	Name:	Kevin M. Ulrich
	Title:	Authorized Signatory

ANCHORAGE CAPITAL GROUP, L.L.C.

By:	/s/ Kevin M. Ulrich
	Name:	Kevin M. Ulrich
	Title:	Authorized Signatory

ANTHONY L. DAVIS

By:	/s/ Anthony L. Davis

KEVIN M. ULRICH

By:	/s/ Kevin M. Ulrich

O-CAP PARTNERS, L.P.

By:	O-CAP Advisors, LLC
General Partner

	By:	/s/ Michael E. Olshan
		Name:	Michael E. Olshan
		Title:	Managing Member

O-CAP OFFSHORE FUND, LTD.

By:	O-CAP Management, L.P.
Investment Manager

	By:	/s/ Michael E. Olshan
		Name:	Michael E. Olshan
		Title:	Managing Partner

O-CAP OFFSHORE MASTER FUND, L.P.

By:	O-CAP Advisors, LLC
General Partner

	By:	/s/ Michael E. Olshan
		Name:	Michael E. Olshan
		Title:	Managing Member

O-CAP MANAGEMENT, L.P.

By:	O-CAP GP, LLC
General Partner

	By:	/s/ Michael E. Olshan
		Name:	Michael E. Olshan
		Title:	Managing Partner

O-CAP ADVISORS, LLC

By:	/s/ Michael E. Olshan
	Name:	Michael E. Olshan
	Title:	Managing Member

O-CAP GP, LLC

By:	/s/ Michael E. Olshan
	Name:	Michael E. Olshan
	Title:	Managing Member

MICHAEL E. OLSHAN

By:	/s/ Michael E. Olshan

JARED S. STURDIVANT

By:	/s/ Jared S. Sturdivant

CORBIN CAPITAL PARTNERS, L.P.

By:	/s/ Daniel E. Friedman
	Name:	Daniel E. Friedman
	Title:	General Counsel